Exhibit 99.1

The undersigned hereby agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: November 21, 2013
ELI LILLY AND COMPANY
By: /s/ Jamie E. Haney
Name: Jamie E. Haney
Title: Assistant Secretary
LILLY VENTURES FUND I, LLC
By: /s/ Jamie E. Haney
Name: Jamie E. Haney
Title: Authorized Person
S. EDWARD TORRES
By: /s/ Jamie E. Haney
Name: Jamie E. Haney
Title: Authorized Person